UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2021

LANTHEUS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36569	35-2318913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

331 Treble Cove Road, North Billerica, MA	01862
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 671-8001

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	LNTH	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 19, 2021, John Bolla informed Lantheus Holdings, Inc. (the “Company”) of his intention to resign as the Chief Operations Officer of the Company and its subsidiaries, effective as of August 6, 2021 to pursue other opportunities. Mr. Bolla’s resignation is not due to a disagreement with the Company, the Board of Directors of the Company or management on any matter relating to the Company’s operations, policies or practices. A search process is underway for the Company’s next operations leader.

On July 21, 2021, the Board of Directors of the Company appointed Andrea Sabens as the principal accounting officer of the Company and its subsidiaries, effective July 21, 2021 (the “Effective Date”). Robert J. Marshall, Jr., the Company’s Chief Financial Officer and principal financial officer, will no longer serve as principal accounting officer of the Company as of the Effective Date.

Ms. Sabens brings to the Company nearly 20 years of accounting and finance experience. Ms. Sabens, age 42, joined the Company in 2009 and has served in positions of increasing responsibilities, including just prior to becoming the Chief Accounting Officer, as Vice President, Finance, and prior to that as Sr. Director Financial Planning and Analysis and has had leadership and oversight of the Controllership, Financial Planning and Analysis, Tax, Treasury and shared services related functions. Prior to joining the Company, Ms. Sabens held progressive financial management roles at Presstek, Inc. and Graphic Packaging International, and served as an Audit Senior for Ernst & Young. Ms. Sabens earned a Bachelor of Science in Business Administration from the University of New Hampshire, a Master of Business Administration and Master of Science in Organizational Leadership from Southern New Hampshire University, and is a licensed Certified Public Accountant in the state of New Hampshire.

There are no arrangements or understandings between Ms. Sabens and any other persons pursuant to which she was appointed as principal accounting officer, there are no family relationships among any of the Company’s directors or executive officers and Ms. Sabens and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANTHEUS HOLDINGS, INC.

By:	/s/ Daniel Niedzwiecki
Name:	Daniel Niedzwiecki
Title:	Senior Vice President and General Counsel

Date: July 23, 2021